   As filed with the Securities and Exchange Commission on December 22, 2000
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               __________________
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                               HAVAS ADVERTISING
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Republic of France                              Not Applicable
---------------------------------           ------------------------------------
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

           84, rue de Villiers, 92683 Levallois-Perret Cedex, France
                    (Address of principal executive offices)

                   Havas Advertising Share Incentive Sub-Plan
                          for United States Employees
                           (Full title of the plans)

                                 R. John Cooper
                          410 Park Avenue, Suite 1520
                            New York, New York 10022
                    (Name and address of agent for service)

                                 (212) 753-1410
         (Telephone  number, including area code, of agent for service)

                                    Copy to:
                            Bruce W. Gilchrist, Esq.
                          J. Warren Gorrell, Jr., Esq.
                             HOGAN & HARTSON L.L.P.
                          555 Thirteenth Street, N.W.
                           Washington, DC 20004-1109
                                 (202) 637-5600


                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                 Proposed                   Proposed
      Title of securities             Amount to be        Maximum Offering Price       Maximum Aggregate         Amount of
      to be registered (1)             Registered              Per Share (2)           Offering Price (2)     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value          2,300,000                 $13.845                  $31,843,500            $7,960.88
0.40 per share, of Havas
Advertising
====================================================================================================================================

(1) These shares may be represented by the Registrant's American Depositary Shares, each of which represents one Ordinary Share. A separate Registration Statement on Form F-6 (Registration No. 333-12396) has been filed for the registration of American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares.

(2) Estimated solely for the purpose of calculating the Registration Fee. Pursuant to Rules 457(c), (h) and (k) under the Securities Act of 1933, as amended (the "Securities Act"), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 2,300,000 Ordinary Shares are based upon the average of the high and low prices of the American Depositary Shares as quoted on the Nasdaq National Market System on December 20, 2000, which high and low prices were $14.00 and $13.69, respectively.

Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares to be offered or sold pursuant to the plan described herein as a result of the antidilution provisions of such plan.

                             INTRODUCTORY STATEMENT

     Havas Advertising, a societe anonyme organized under the laws of France (the "Registrant"), files this Registration Statement on Form S-8 (the "Registration Statement") relating to the sale of up to 2,300,000 ordinary shares, nominal value 0.40 euro per share, of the Registrant, which shares may be represented by American Depositary Shares ("ADSs") evidenced by American Depositary Receipts, each ADS of which represents one Ordinary Share. The Ordinary Shares are deliverable upon exercise of stock options granted under the Havas Advertising Share Incentive Sub-Plan for United States Employees (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I will be sent or given to employees participating in the Havas Advertising Share Incentive Sub-Plan for United States Employees (the "Plan") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

          (a) The Registrant's proxy statement/prospectus filed with the Commission on August 29, 2000 pursuant to Rule 424(b) under the Securities Act (which contains audited financial statements of the Registrant for the fiscal year ended December 31, 1999);

          (b) All reports filed by the Registrant with the Commission under
              Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1999; and

          (c) The description of the Registrant's ordinary shares, 0.40 euro per share, incorporated by reference into the Registrant's Registration Statement on Form 8-A filed with the Commission on August 24, 2000 pursuant to Section 12 of the Exchange Act, which incorporates by reference the description of the Registrant's ordinary shares from the Registrant's Registration Statement on Form F-4 (File No. 333-43362) filed with the Commission on August 9, 2000.

          In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          A description of the Registrant's ordinary shares, 0.40 euro per share, is incorporated by reference under Item 3 above.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          French Company Law prohibits a company from indemnifying its directors and officers against their civil liabilities to the company or to third parties for violations of French Company Law, violations of the company's statuts or for mismanaging the company. However, if a director or officer is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorney's fees and costs, the company can in specified circumstances reimburse those fees and costs pursuant to an indemnification arrangement with the director or officer. Any indemnification arrangement between the Registrant and any of its directors or officers must be approved by the Registrant's shareholders.

          French Company Law permits a company to purchase directors and officers insurance for all or part of the members of its management. A French company is responsible to third parties for the consequences of the decisions of its management board. However, if those decisions qualify as mismanagement, the relevant member of the management board may have to fully or partly indemnify the company. The Registrant has purchased insurance for all of its directors.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Exhibit Index.

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 (as in this case), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Havas Advertising certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Levallois-Perret, France, on December 22, 2000.


                                          HAVAS ADVERTISING


                                          By: /s/ Alain de Pouzilhac
                                             --------------------------------
                                             Alain de Pouzilhac
                                             Chairman of the Board of Directors
                                               and Chief Executive Officer

                               POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Jacques Herail, Alain Camon and Francois Cambournac, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of December 22, 2000.



           Signature                                     Title
           ---------                                     -----


/s/ Alain de Pouzilhac                   Chairman of the Board of Directors and
----------------------------------       and Chief Executive Officer (Principal
Alain de Pouzilhac                       Executive Officer



/s/ Michel Boutinard Rouelle
----------------------------------
Michel Boutinard Rouelle                 Director



/s/ Paul Camous
----------------------------------
Paul Camous                              Director



/s/ Jean-Michel Carlo
----------------------------------
Jean-Michel Carlo                        Director



/s/ Alain Cayzac
----------------------------------
Alain Cayzac                             Director



/s/ Richard Colker
----------------------------------
Richard Colker                           Director



/s/ Nicolas Duhamel
----------------------------------
Nicolas Duhamel                          Director



----------------------------------
Ed Askandarian                           Director



----------------------------------
Pierre Lescure                           Director



/s/ Patrick Soulard
----------------------------------
Patrick Soulard                          Director



/s/ Jacques Mayoux
----------------------------------
Jacques Mayoux                           Director



/s/ Thierry Meyer
----------------------------------
Thierry Meyer                            Director



/s/ Jean-Laurent Nabet
----------------------------------
Jean-Laurent Nabet                       Director



/s/ Bob Schmetterer
----------------------------------
Bob Schmetterer                          Director



/s/ Jacques Seguela
----------------------------------
Jacques Seguela                          Director



/s/ Eric Licoys
----------------------------------
Havas S.A., represented by               Director
Eric Licoys



/s/ Clement Vaturi
----------------------------------
SOCIF, represented by                    Director
Clement Vaturi


/s/ Jacques Herail
----------------------------------       Chief Financial Officer (Principal
Jacques Herail                           Financial Officer)



/s/ Alain Camon
----------------------------------       (Principal Accounting Officer)
Alain Camon


/s/ R. John Cooper
----------------------------------       Authorized Representative in the U.S.
R. John Cooper

EXHIBIT INDEX


      Exhibit
       Number                                             Description
      -------                                             -----------

        4.1           Statuts, or articles of association, of Havas Advertising (unofficial English translation)
                      (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-4
                      of Havas Advertising (Registration No. 333-43362)).

        4.2           Form of Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New
                      York, as Depositary, and the holders from time to time of Havas Advertising American
                      Depositary Shares, including, as an exhibit, the form of American Depositary Receipt
                      (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form F-4
                      of Havas Advertising (Registration No. 333-43362)).

        4.3           Specimen certificate of American Depositary Receipt (included as an exhibit to the form of
                      Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New York, as
                      Depositary, and the holders from time to time of Havas Advertising American Depositary
                      Shares (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on
                      Form F-4 of Havas Advertising (Registration No. 333-43362))).

        4.4           Amended and Restated Agreement and Plan of Merger dated as of August 3, 2000 and effective as of February 20, 2000 among Havas Advertising, HAS Acquisition Corp. and Snyder
                      Communications, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registration
                      Statement on Form F-4 of Havas Advertising (Registration No. 333-43362)).

        5.1           Opinion of Cariddi, Mee, Rue regarding the legality of the securities being registered.

       23.1           Consent of Barbier, Frinault & Associes, a member firm of Andersen Worldwide.

       23.2           Consent of Arthur Andersen y Cia., S. Com.

       23.3           The consent of Cariddi, Mee, Rue (included as part of Exhibit 5.1).

       24.1           Power of Attorney (included on the signature page of the Registration Statement).